CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-278824) of Midland National Life Insurance Company of our report dated April 15, 2025 relating to the statutory basis financial statements of Midland National Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
April 17, 2025